FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 27, 2006

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

                                              Delaware           1-12162        13-3404508
                                                  (State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

3850 Hamlin Road
Auburn Hills, MI 48326
(Address of principal executive offices)

Registrant=s telephone number, including area code:
(248) 754-9200

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

On April 26, 2006, BorgWarner Inc.’s stockholders approved the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”). A summary of Plan terms was provided in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2006.

A copy of the Plan is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the Company’s Corporate Governance Guidelines which prohibit standing for election after reaching age 72, Dr. Andrew F. Brimmer retired as a director of the Company effective April 26, 2006, upon completion of his term.

In connection with Dr. Brimmer’s retirement from the Board, the Company’s Board of Directors approved of the removal of restrictions on 400 shares of restricted stock granted on July 28, 2004 and on 947 shares of restricted stock granted on July 27, 2005. The restrictions on these shares were scheduled to lapse on July 27, 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement dated March 23, 2006 for its 2006 Annual Meeting of Stockholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                BORGWARNER INC.

                                                /s/ Vincent M. Lichtenberger
                                                Vincent M. Lichtenberger
                                                Assistant Secretary

Dated: April 27, 2006